Exhibit 107

CALCULATION OF FILING FEE TABLE

Registration Statement Form F-3

(Form Type)

Cellectis S.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Shares, €0.05 nominal value per share (1)	Rule 457(o)

Fees to Be Paid	Equity	Preferred Shares	Rule 457(o)

Fees to Be Paid	Other	Warrants	Rule 457(o)

Fees to Be Paid		Unallocated (Universal) Shelf	Rule 457(o)			$22,000,000	0.0001531	$3,368.2
Carry Forward Securities

Carry Forward Securities	Equity	Ordinary Shares, €0.05 nominal value per share (1)	Rule 415(a)(6)						Form F-3	333-265826	July 7, 2022

Carry Forward Securities	Equity	Preferred Shares	Rule 415(a)(6)						Form F-3	333-265826	July 7, 2022

Carry Forward Securities	Other	Warrants	Rule 415(a)(6)						Form F-3	333-265826	July 7, 2022

Carry Forward Securities		Unallocated (Universal) Shelf	Rule 415(a)(6)	(3)		$178,000,000			Form F-3	333-265826	July 7, 2022	$16,500.60

	Total Offering Amounts					$200,000,000		$3,368.2

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$3,368.2

(1)

Ordinary shares, €0.05 nominal value per share (“Ordinary Shares”), may be represented by the Registrant’s American Depositary Shares, or ADS. Each ADS represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-202488).

(2)

There are being registered hereunder, an indeterminate number or amount, as the case may be, of Ordinary Shares, preferred shares and warrants to purchase Ordinary Shares or preferred shares, as may be offered by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $200,000,000. The securities included hereunder may be sold separately or with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. Pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers any additional securities that may be issuable with respect to the securities being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $178,000,000 in aggregate offering price of unsold securities of Cellectis S.A. (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form F-3 (File No. 333-265826), which became effective on July 7, 2022 (the “Prior Registration Statement”). A registration fee of $16,500.60 was previously calculated pursuant to Rule 457(o) and paid in respect of the Unsold Securities that will continue to be applied to the Unsold Securities pursuant to Rule 415(a)(6). Also pursuant to Rule 415(a)(6), the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. In connection with the $22,000,000 maximum aggregate offering price of new securities being registered hereunder, a registration fee of $3,368.20 is payable and is being paid herewith.